UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 10, 2008 (June 5, 2008)

Commission File Number 000-52614

SHOW ME ETHANOL, LLC
(Exact name of registrant as specified in its charter)

Missouri (State or other jurisdiction of incorporation or organization)	20-4594551 (I.R.S. Employer Identification Number)

P.O. Box 9, 26530 E. Highway 24, Carrollton, Missouri 64633
(660) 542-6493
(Address of principal executive offices and telephone number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 5, 2008, Show Me Ethanol, LLC (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) whereby approximately 40 accredited investors named therein (the “Investors”) purchased approximately $3.9 million worth of 9% subordinated secured notes (the “Notes”) issued by the Company. The Notes will bear interest at 9% per annum computed on the basis of a 360-day year for the actual number of days elapsed and will mature on June 4, 2010 (the “Maturity Date”). Interest will be payable annually, with the first installment being payable on June 5, 2009, and thereafter on the Maturity Date, at which time the entire outstanding principal balance, together with all accrued and unpaid interest, will be immediately due and payable in full. The Notes are secured pursuant to a loan and security agreement among the Company as debtor, the State Bank of Slater as agent and the holders from time to time as a party thereto as lenders dated June 5, 2008 (the “Loan and Security Agreement”), whereby the Company granted a second lien security interest over substantially all of Company’s personal property in support of the obligation to repay the Notes. The Notes are also secured by a leasehold deed of trust, assignment of rents and security agreement, among the Company as grantor, Thomas Kreamer as trustee and the Bank of Slater as grantee dated June 5, 2008, (the “Leasehold Deed of Trust”), whereby the Company granted a second lien security interest over substantially all of Company’s personal property in support of the obligation to repay the Notes. Copies of the form of the Purchase Agreement, the form of a Note, the Loan and Security Agreement, and the Leasehold Deed of Trust are filed as exhibits to this report and are incorporated herein by reference.

The Company also agreed that debt created by the issuance of the Notes is subordinate to loans provided primarily by FCS Financial, PCA (the “Senior Lender”), as specified in the Intercreditor/Subordination Agreement (the “Subordination Agreement”) executed on June 5, 2008 among the Company, the Senior Lender and the Investors. In connection with the issuance of Notes, the Company amended its construction term loan agreement among the Company and the Senior Lender, as administrative agent and the other lenders thereto, executed on March 7, 2007 (the “Term Loan”) and its revolving credit agreement among the Company and the Senior Lender executed on November 6, 2007 (the “Revolving Loan”). The Term Loan was amended on June 2, 2008 by the Company and the Senior Lender, as administrative agent and the other lenders thereto, to permit the issuance of Notes by the Company (the “Term Loan Amendment”). The Revolving Loan was amended on June 2, 2008 by the Company and the Senior Lender to permit the issuance of Notes by Company and to increase the amount available to the Company from $5 million to $8 million (the “Revolving Loan Amendment”). The Revolving Loan Amendment also shortened the maturity date of the Revolving Loan to be due in full on June 2, 2009. Copies of the Subordination Agreement, the Term Loan Amendment and the Revolving Loan Amendment are filed as exhibits to this report and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See disclosure under Item 1.01 of this report, which is incorporated by reference in this Item 2.03.

Item 8.01 Other Events

The 55 million gallon per year dry-mill ethanol plant located in Carroll County, Missouri has become fully operational. The Company is currently producing ethanol.

Item 9.01 Financial Statements and Exhibits

10.1	Form of 9% subordinated secured promissory note executed on June 5, 2009 among the Company and Note investors.
10.2	Form of Purchase Agreement executed between the Company and Note investors on June 5, 2008.
10.3	Loan and Security Agreement executed on June 5, 2008 among the State Bank of Slater as agent, the Company as debtor, and the holders from time to time as a party thereto as lender.

10.4	Leasehold Deed of Trust, assignment of rents and security agreement, executed among the Company as grantor, Thomas Kreamer as trustee and the Bank of Slater as grantee dated June 5, 2008.
10.5	Intercreditor/Subordination Agreement executed on June 5, 2008 among the Company, FCS Financial, PCA and the Note investors.
10.6	First Amendment to Construction Term Loan executed on June 5, 2008 among the Company and FCS Financial, PCA, as administrative agent, and other lenders thereto.
10.7	First Amendment to Revolving Credit Agreement executed on June 5, 2008 among the Company and FCS Financial, PCA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 10, 2008	SHOW ME ETHANOL, LLC

	By:	/s/Gregory E. Thomas
Name: Gregory E. Thomas Title: General Manager & Principal Executive Officer